EXHIBIT 10.61
STATE OF NORTH CAROLINA
                                                                       L E A S E
COUNTY OF MECKLENBURG


         THIS LEASE AGREEMENT is made and entered into as of the 1st day of March, 2000, by and between THE SPEIZMAN LLC, II, a North Carolina limited liability company, the owner of the Building identified below (hereinafter called "Lessor"), and Wink Davis Equipment Company, Inc. (hereinafter called "Lessee").

                                   WITNESSETH:

         In consideration of the rents hereinafter agreed to be paid and in consideration of the mutual covenants and agreements hereinafter recited, Lessor does hereby lease and demise unto Lessee and Lessee does hereby lease and take as tenant from Lessor those certain premises (hereinafter called the "Premises") within the Office/Warehouse Building (hereinafter called the "Building") situated on a Parcel of land at 625 Griffith Road, in the City of Charlotte, North Carolina (which land is hereinafter called the "Land") and more particularly described as follows: being 10,817 rentable square feet located as shown in yellow on the floor plan attached hereto as Exhibit A (sometimes referred to as "the Area" or "the Premises"). "Rentable Square Feet" means (1) all space within the Premises (measured from inside face of exterior glass line to inside face of Lessee's side of corridor walls and from midpoint to midpoint of demising walls between Lessees) (which is the usable square feet), and (2) a proportionate share of all Common Areas. The usable square feet multiplied by
1.00 equals the rentable square feet. No easement for light or air is granted hereunder.

         TO HAVE AND TO HOLD the said Premises unto the Lessee upon the following terms and conditions:

         1. TERM. The term of this Lease shall begin at 12:01 A.M. on the 1st day of April, 2000 (the "Commencement Date") and end at 11:59 P.M. on the 31st day of March, 2005 (the "Termination Date").

         2. RENT. Lessee shall pay to Lessor as rental for the Premises the sum of Six Thousand Four Hundred Sixty-Nine and 17/100's Dollars ($6,469.17) per month. The monthly rental payable hereunder shall be increased (but not decreased) each April 1 by any change in the Consumer Price Index, Urban Wage Earners and Clerical Workers (CPI-W, 1982-1984 = 100) ("Index") by multiplying the then in effective monthly rental by the value of said Index for the month two months prior to the then present April 1 (or nearest available month) and dividing the product by the value of said Index for the month two months prior to the then previous April 1 (or nearest available month). In the event the Index ceases to be published, there shall be substituted for the Index the measure published by the U.S. Department of Labor which most nearly approximates the Index.

         A. Interest on Unpaid Amount. If any Base Rent or any other sum due Lessor in accordance with any provisions of this Lease shall not be paid within five business days when due, the same shall, unless Lessor shall affirmatively, in writing, waive the same, bear interest at the rate of eighteen percent (18%) per annum compounded annually (or, if less, the highest rate allowed by law) from such due date until such sum and all such interest accrued thereon shall
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have been paid. Interest accrued as aforesaid shall be deemed to be additional rent hereunder due on demand and, if not paid, shall constitute an Event of Default (hereafter defined).

         3. ADJUSTMENT FOR LESSOR'S REAL ESTATE TAXES & COMMON EXPENSES.

         A. Definitions. For the purpose of this Lease, the following defined terms shall have the meanings set forth below:

         (i) Lessee's Proportionate Share shall be that fraction, the numerator of which is the Area of the Premises as the same is set forth in the second full paragraph of this Lease, and the denominator of which is the arithmetic mean or average of the Rentable Area of the Building actually leased and producing rentals on the last day of each calendar quarter during the preceding calendar year.

         (ii) Lessor's Operating Expenses shall mean and include all expenses paid or incurred by or on behalf of Lessor in connection with the operation, maintenance and management of the Building and Land, including: (a) ad valorem taxes on the Land and Building, furniture, fixtures, equipment or other property used in connection with the operation or maintenance of the Building, and the costs, including without limitation legal and consulting fees, of contesting or attempting to reduce any of the aforesaid taxes; (b) utilities including without limitation, water, sewer, electric power, and natural gas or other fuel whether or not furnished by a public utility; (c) management fees; (d) Security charges;
(e) parking and driveway maintenance (including maintenance and re-paving); (f) landscaping and related maintenance expenses; (g) maintenance of Building signage (including installation and maintenance of Lessee's signage, if any);
(h) cost of Lessor's insurance maintained on the building; and (i) such other similar costs of Lessor attributable to the operation and maintenance of the Land and Building.

         B. Proportionate Share. With respect to each calendar year or portion thereof during the term of this Lease, Lessee shall pay Lessor as additional rent in the manner hereafter provided, Lessee's Proportionate Share of Lessor's Operating Expenses paid or incurred by Lessor. For any partial calendar year during the term of this Lease, Lessee's liability for Lessor's Operating Expenses shall be prorated. It is agreed that with respect to any current calendar year or portion thereof it will not be possible to determine the actual amount of such excess, if any, until after the end of such calendar year.

         Therefore, until Lessee's liability for its Proportionate Share of Lessor's Operating Expenses shall have been finally determined, Lessee shall continue to be liable for the same even after the end of the term or other termination of this Lease. On or before March 31st of each calendar year during the term of this Lease following the calendar year in which the term of this Lease commences, and of the calendar year following the calendar year in which the term of this Lease ends, Lessor shall furnish Lessee with a detailed statement setting forth the total amount of Lessee's Proportionate Share of Lessor's Operating Expenses and Lessee shall pay the same to Lessor within thirty (30) days of its receipt of each such statement. If Lessee overpays Lessor any such Proportionate Share, Lessor will promptly refund such overpayment.

         C. Inspection of Records. If Lessee is required to pay Lessee's Proportionate Share of Lessor's Operating Expenses pursuant to this paragraph 3 with respect to any calendar year during the term of this Lease, then until Lessee shall have accepted or shall be deemed to have accepted Lessor's statement therefore, Lessee shall have the right, at Lessee's expense, to inspect Lessor's books and records showing the Operating Expenses of the calendar year in


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question. Lessor's statement setting forth the total amount of Lessee's
Proportionate Share of Lessor's Operating Expenses furnished to Lessee in accordance with the provisions of this paragraph 3 shall be deemed to have been approved by Lessee unless protested by Lessee by written notice to Lessor given within twenty-five (25) days after delivery of such statement to Lessee at the Premises.

         D. Tax on Rent. In addition to the Lessor's Operating Expenses herein before provided to be paid by Lessee, Lessee shall reimburse Lessor upon demand for any and all taxes payable or paid by Lessor whether or not now customary or within the contemplation of the parties hereto which are levied upon or measured by the rental or any other sum payable hereunder as such, including, without limitation, an gross rental tax or excise tax levied by any governmental body with respect to the receipt of such rental or such other sum (excluding, however, any federal, state, or local income taxes which Lessor may be obligated to pay). If it shall not be lawful for Lessee to so reimburse Lessor, the rental, as adjusted, payable to Lessor under this Lease shall be revised to net Lessor the same net rental after imposition of any such tax upon Lessor as would have been payable to Lessor prior to the imposition of any such tax. In no event will Lessee be responsible for any income tax levied on the rent.

         E. Miscellaneous. Lessee's Proportionate Share of Lessor's Operating Expenses shall, for the purposes of the default provisions hereof, be deemed to be additional rent due from Lessee and any default in the payment thereof shall entitle Lessor to all remedies provided for herein or at law or in equity on account of Lessee's failure to pay rent. The other provisions hereof to the contrary notwithstanding, it is agreed that Lessee's payments pursuant to this paragraph 3 of a portion of the expense of operating the Building shall not be deemed payments of rent as that term is construed relative to governmental wage and price controls or analogous governmental actions affecting the amount of rent which Lessor may charge Lessee.

         4. UPFIT. Upon completion of the floor plans and finish specifications for upfitting the Premises by Lessor's contractor, Lessor shall contract to upfit the Premises with a contractor licensed to do business in the state of North Carolina in substantial accordance with the approved floor plans and finish specifications, a copy of which shall be attached hereto as Exhibit "C" and incorporated herein by reference.

         5. LESSEE'S ACCEPTANCE OF PROPERTY. Except as specifically provided in Paragraph 4, Lessee shall accept the Premises in "as is" condition and Lessor shall have no obligation to upfit the same. Except as expressly set forth herein, neither Lessor nor its agents have made any representations with respect to the Premises, the Building or the Property and no rights, easements or licenses are acquired by the Lessee by implication or otherwise. The taking of possession of the Premises by Lessee shall be conclusive evidence that the Premises were in satisfactory condition at the time possession was taken, subject only to latent defects not reasonably discoverable by Lessee prior to occupancy, and agreed "punch list" items. If Lessor is required to do any work in the Premises, then Lessee must notify Lessor in writing within thirty (30) days of the taking of possession of the Premises of any incomplete "punch list" items required to be completed by Lessor. Any items not contained in such notice shall be deemed fulfilled.

         6. DELIVERY OF POSSESSION. The term of this Lease shall commence and end on the Commencement Date and Termination Date, respectively, as set forth in Paragraph 1. However, if due to causes beyond Lessor's reasonable control, including without limitation, the inability of Lessor, despite due diligence, to complete any work that it is obligated to perform in the Premises or to obtain possession of the Premises because of a holdover tenant therein, or if due


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to act, omission or delay on the part of Lessee, Lessor is unable to deliver the
Premises with upfitting complete to Lessee by the Commencement Date, then in such case, Lessee shall have no right to terminate this Lease but the Commencement Date, Rental Commencement Date and Termination Date shall be deferred by the number of days of such delays, provided however if such failure is due to any act, omission or delay on the part of the Lessee, despite such deferral, Lessee's rental obligations under this lease shall nevertheless begin on the originally scheduled Rental Commencement Date and shall continue through the deferred Termination Date. At any time prior to said Commencement Date, Lessee shall have the right, at its own risk, to enter upon the Premises for any reasonable purpose expressly permitted by Lessor; provided, however, that such entry shall not interfere with any work being done by or on behalf of Lessor therein, and Lessee shall indemnify Lessor against any claim, loss or liability arising from such entry, including any claim, loss or liability for bodily injury including death, and/or property damage. For the purpose of this lease, Lessor must deliver the premises with upfitting complete to Lessee within 120 days of lease execution.

         7. END OF TERM, HOLDING OVER AND ATTORNEYS' FEES. Upon the expiration of the term or other termination of this Lease or of Lessee's right to possess the Premises, Lessee shall quit and surrender to Lessor the Premises, broom clean, in good order and condition, ordinary wear and tear excepted, and Lessee shall remove from the Premises all of its property. If Lessee shall hold over after the expiration of the term or other termination of this Lease or of Lessee's right to possess the Premises, holding over shall not be deemed to be a renewal of this Lease, but shall be deemed to create a tenancy-at-will and by such holding over Lessee shall be deemed to have agreed to be bound by all of the terms and conditions of this Lease except those as to the term hereof and except that during such tenancy-at-will, Lessee will pay Base Rent at that rate equal to two hundred percent (200%) of that provided for in the foregoing Paragraph 2. If any rent or other sum owing under this Lease is collected by or through an attorney-at-law, Lessee agrees to pay Lessor's reasonable attorneys' fees in an amount not greater than fifteen percent (15%) (or if the statutes or other laws of the State of North Carolina in effect at that time of such collection limit or expand the amount so payable in attorneys' fees, then the maximum percentage allowed by such laws or statutes) of the amount so collected.

         8. USE OF PREMISES.

         A. The Premises shall be used and occupied by Lessee as general office/warehouse space only and for no other purpose. Lessee shall not use the Premises or any portion thereof for any illegal or unlawful purpose and will not cause or permit a nuisance to be created or maintained therein. Lessee shall not fix, print, paint, or display any sign, name, legend, notice, or advertisement on any part of the Premises or of the Building provided that the name of Lessee may be exhibited with appropriate signage approved and installed by Lessor at Lessee's expense, on the exterior of the Building near the main entrance door to the Premises. All such signage and the exterior side of all doors leading into the Premises shall conform to the standards established from time to time by Lessor.

         B. Except as expressly provided otherwise in this Lease, Lessor shall be responsible for maintaining the exterior walls (excluding glass), roof (including roof leak repairs) and other structural components of the building situated on the Premises, along with basic systems for electricity, air conditioning, heat, water and plumbing (except such as exclusively serve Lessee's Premises), in a normal, reasonable and habitable condition and state of repair, consistent in all respects with the condition and state of repair existing at the commencement of this Lease, ordinary wear and tear excepted. Lessee shall pay normal operating and maintenance expenses with respect to the Premises, including costs for ordinary maintenance


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of the electrical, heat, air conditioning, and water and plumbing systems which are necessary for the normal and customary operation thereof, but Lessee shall not be responsible for any capital replacements or overhauls of such systems.

         9. ASSIGNMENT AND SUBLETTING. Lessee shall not assign this Lease or sublet the Premises or any part thereof without the prior written consent of Lessor which shall not be unreasonably withheld. Consent by Lessor to one assignment or subletting shall not operate as a waiver as to future assignments or subleases. If Lessee shall request Lessor's consent to an assignment of this Lease or a subletting of the Premises or any portion thereof, Lessor shall, at its election upon notice to Lessee and without limitation, have the right to enter into a direct lease with the proposed assignee or subtenant and terminate this Lease.

         10. UTILITIES AND OTHER SERVICES. Lessee shall be responsible for the payment of all utility service charges utilized on or with respect to the Premises during the term of this Lease, including, without limitation, electricity, gas, trash pickup and telephone service. Lessor shall, without charge to Lessee, provide the Premises with separate metering for electricity.

         Lessor shall maintain the grounds, common areas and parking facilities in a clean serviceable and orderly fashion.

         Except in case of emergency when no notice shall be required, Lessor shall have the right upon notice given to terminate the furnishing of any or all utilities and services required or permitted under this paragraph 10 at and for any and all such time or times as Lessor shall deem necessary for repairs, alterations, or improvements. In cases not involving an emergency, Lessor will endeavor to provide forty-eight hours notice before power is terminated. Lessor shall have no liability or responsibility to Lessee for loss or damage and Lessee's obligations under this Lease shall not be affected in any manner in the event the furnishing of any of the utilities and services herein provided for is prohibited by or stopped for repairs, alterations, or improvements or by reason of causes beyond Lessor's control including, without limitation, acts of God, accidents, strikes, lockouts, or orders or regulations of any federal, state, or municipal authority. If electric utilities are interrupted for a period which extends for more than three (3) business days, rent shall be abated as to those days in excess of three (3) days. Lessor to use best efforts to restore power to property.

         11. ALTERATIONS BY LESSEE. Lessee shall make no alterations, additions, or improvements to the Premises without the prior written consent of Lessor and Lessor's lender, if any, which consent shall not be unreasonably withheld. Lessee will pay all costs thereof and will make such changes in accordance with applicable laws and building codes and in a good and workmanlike manner. All alterations, additions and improvements made by, for or at the direction of the Lessee shall, upon the expiration of the term of this Lease or Lessee's right to possess the Premises, become the property of Lessor and shall remain upon and be surrendered with the Premises as a part thereof at the expiration or earlier termination of this Lease. Upon the expiration or any earlier termination of this Lease, Lessee shall promptly reimburse Lessor for any expense or cost incurred by Lessor in restoring the Premises to the condition in which the Premises were at the time Lessee shall have occupied the same, ordinary wear and tear, fire or other casualty not caused by Lessee, additions, and improvements to the Premises consented to in writing by Lessor excepted. Lessee shall promptly pay and discharge any and all licenses, imposts, liens, or other charges arising out of or in connection with the performance of any act required of or permitted Lessee hereunder and shall keep the Premises free and clear from all such liens or charges. Any ad valorem real estate taxes assessed with respect to the Building or


                                      -5-
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the Land as a result of alterations, additions, or improvements made to the
Premises by, for, or at the direction of Lessee shall be reimbursed by Lessee to Lessor immediately upon receipt by Lessee of written demand therefor from Lessor.

         12. PROPERTY OF LESSEE. All property placed on the Premises by, at the direction of, or with the consent of the Lessee, its employees, agents, licensees, or invitees, shall be at the risk of the Lessee or the owner thereof and Lessor shall not be liable for any loss of or damage to said property resulting from any cause whatsoever unless such loss or damage is the result of Lessor's or its employee's, licensee's, invitee's or agent's proven gross negligence or willful act. . Upon termination of this Lease, Lessee may remove any of Lessee's trade fixtures from the Premises, excluding the basic building systems such as air conditioning, heating, electricity, ventilation, lighting and plumbing (installed by Lessor), and Lessee shall be responsible for repairing any damage to the Premises caused by such removal

         13. RULES AND REGULATIONS. The Rules and Regulations (hereinafter called the "Rules and Regulations") heretofore adopted by Lessor for the Building are attached hereto as Exhibit B and incorporated herein by reference and Lessee agrees to abide by and conform to the provisions of said Rules and Regulations. Lessee further agrees to abide by and conform to such further or amended reasonable rules and regulations as Lessor may make or adopt from time to time for the care, protection, and benefit of the Building or for the general comfort and welfare of its occupants. Lessor shall have no responsibility or liability to Lessee for any non-conformance by any other tenant or tenants of the Building to any requirement of said Rules and Regulations.

         14. LESSOR'S RIGHT OF ENTRY. Except in the case of emergency where no notice shall be required, Lessor shall have the right to enter and to grant licenses to enter the Premises upon notice given at any time and for such lengths of time as Lessor shall deem reasonable, (a) to inspect the Premises,
(b) to exhibit the Premises to prospective tenants or purchasers of the Building, (c) to make alterations or repairs to the Premises or to the Building and to store necessary materials, tools, and equipment for such alterations or repairs, (d) for any purpose which Lessor shall deem necessary for the operation and maintenance of the Building and the general welfare and comfort of its tenants, (e) for the purpose of removing from the Premises any placards, signs, fixtures, alterations, or additions not permitted by this Lease or by the Rules and Regulations, or (f) to abate any condition which constitutes a violation of any covenant or condition of this Lease or of the Rules and Regulations. No such entry by Lessor shall in any manner affect Lessee's obligations and covenants under this Lease and no such entry shall of itself without affirmative proof of negligence on the part of Lessor render Lessor liable for any loss of or damage to the property of Lessee, provided, that in any exercise of its rights under this Lease, Lessor will use its best efforts to avoid material interference with the business of Lessee (it being acknowledged by Lessee that enforcement by Lessor of rights granted under this Lease are not material interference).

         15. INDEMNIFICATION OF LESSOR. Lessee agrees to indemnify and defend Lessor and to save harmless Lessor, and the tenants, licensees, invitees, agents, servants, and employees of Lessor against and from any and all claims by or on behalf of any person, firm, or corporation arising by reason of injury to person or property occurring on the Premises or in the Building occasioned in whole or in part by any act or omission on the part of Lessee or any employee, agent, assignee, or subtenant of Lessee, or by reason of any unlawful use of the Premises or by reason of any breach, violation, or non-performance of any covenant in this Lease on the part of Lessee to be observed or performed, and also by reason of any matter growing out of the occupancy or use of the Premises by Lessee or any one holding under Lessee. Lessee agrees to pay Lessor promptly for all damage to the Building or the Premises and for all damage


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to tenants or occupants of the Building caused by Lessee's misuse or neglect of the Building or of the Premises or of their apparatus and appurtenances and Lessee agrees in any event to reimburse and compensate Lessor as additional rent within ten (10) days of rendition of any statement to Lessee by Lessor for expenditures made by Lessor or for fines sustained or incurred by failure to observe any term, covenant, or condition of this Lease upon Lessee's part to be kept, observed, performed or complied with.

         Lessor shall not be liable to Lessee for any damage by or from any act or negligence of any co-tenant or other occupant of the Building or by any owner or occupant of adjoining or contiguous property. Neither Lessor nor its agents shall be liable to Lessee or to any person, firm, or corporation claiming through or under Lessee for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, glass, electricity, water, rain, snow, or leaks from any part of the Building or from pipes, appliances, or plumbing works from the roof, street, or subsurface or from any other place or by dampness or by any other cause of whatever nature, unless caused by or due to the negligence of Lessor, its agents or employees acting in the course and scope of their employment, and Lessee's recovery for such negligence of Lessor will be limited in any event to an amount no greater than the amount for which Lessor has insured such loss or damage. Lessor will not be liable to Lessee or to any person, firm or corporation claiming through or under Lessee for any latent defect in the Premises or in the Building.

         16. INSURANCE AND INSURANCE RATES.

         A. Casualty Insurance. Lessee shall have the responsibility to determine whether to maintain casualty insurance with respect to Lessee's personalty and business interruption insurance for Lessee's own benefit.

         B. Liability Insurance. During the term of this Lease, Lessee shall maintain and keep in full force and effect, at its cost, a standard commercial general policy of liability insurance insuring both Lessor and Lessee against liabilities customarily insured against under such policies arising out of the use of the Premises. Such insurance shall provide an aggregate limit on coverage of not less than $2,000,000 per occurrence, $4,000,000 aggregate general limit per policy year, and $2,000,000 property damage or such amounts as are required by any lender of Lessor.

         C. Certificate of Insurance. Lessee shall furnish to Lessor, upon request, (i) a certificate of insurance showing such insurance to be in full force and effect, and (ii) proof that the premiums necessary to keep said insurance in full force and effect have been timely paid.

         D. Insurance Companies and Cancellation. Insurance required hereunder shall be maintained with sound and reputable insurance companies reasonably satisfactory to the parties or as required by any lender of Lessor, and no such policy shall be cancelable or subject to reduction of coverage except after thirty (30) days prior written notice to the party not responsible for the maintenance of such insurance and Lessor's lender, provided that Lessee may satisfy its obligations hereunder, in whole or in part, by means of a so-called blanket policy or under a self-insurance program should Lessee prove to Lessor and Lessor's lender that its tangible net worth is greater than $100,000,000.00.

         E. Waiver of Subrogation. Lessor and Lessee hereby waive any and all rights of recovery against the other, and against the officers, directors, employees, agents and representatives of the other, for loss or damage suffered by such waiving party with respect to any events or circumstances relating to the Premises to the extent such loss or damage is


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covered by applicable insurance; provided, the insurance company actually makes payment on the policy. The insuring party shall, prior to obtaining the policies of insurance required hereunder, give notice to the insurance carrier that the foregoing mutual waiver of subrogation is contained in this Lease and shall request such insurance carrier to issue a customary endorsement to the policy to permit such waiver of subrogation to the extent necessary in order to prevent such waiver from invalidating any such applicable insurance.

         Lessee shall not do or cause to be done or permit on the Premises or in the Building anything deemed extra hazardous and Lessee shall not use the Premises or the Building in any manner which will cause an increase in the premium rate for any insurance in effect on the Building or a part thereof. if, because of anything done, caused to be done, or permitted by Lessee or its agents, servants, or employees, the premium rate for any kind of insurance in effect on the Building or any part thereof shall be raised, Lessee shall pay Lessor on demand the amount of any such increase in premium which Lessor shall pay for such insurance and if Lessor shall demand that Lessee remedy the condition which caused any such increase in an insurance premium rate, Lessee shall remedy such condition within five (5) days after receipt of such demand.

         17. FIRE AND OTHER CASUALTY. If before or during the term of this Lease, the Premises or the Building shall be damaged by fire or other casualty which renders the Building, the Premises, or any part of the Building or the Premises untenantable, Lessor within thirty (30) days of such fire or casualty or of the receipt of written notice from Lessee of such damage (whichever shall last occur) shall have the right to either (i) serve written notice upon Lessee of Lessor's intent to repair said damage or (ii) if said damage renders so much of the Premises or of the Building untenantable that repair would not be feasible, or if said damage shall have been occasioned by the act or omission of Lessee, its servants, agents or employees, serve written notice upon Lessee that this Lease is terminated; provided, however, that Lessor shall not so terminate this Lease unless such repairs cannot be made within a period of sixty (60) days or unless at the time such notice is given there remains less than one (1) year during the unexpired current term of this Lease. If Lessor shall elect to repair such damage, such repairs shall be commenced within thirty (30) days of notice to Lessee of such election and such repairs shall be completed within one hundred eighty (180) days of notice to Lessee of such election. Beginning at the date of the casualty, the Base Rent and payments due on account of Lessor's Operating Expenses shall be reduced to an amount which bears the same ratio to the same as the portion of the Premises then available for use bears to the entire Premises. Upon completion of such repair, the Base Rent and such charges shall thereafter be paid as if no fire or other casualty had occurred.

         The other provisions of this paragraph 17 notwithstanding, Lessor shall have no obligation to replace or repair any property in Building or on the Premises belonging to Lessee or to any one claiming through or under Lessee; nor shall Lessor have any obligation hereunder to replace or repair any property on the Premises which Lessor shall have the right to require Lessee to remove from the Premises or any alteration, addition, or improvement made to the Premises by, for, or at the direction of Lessee.

         18. SUBORDINATION AND ESTOPPEL. Lessee agrees that this Lease is and shall remain subject and subordinate to and may be assigned as security for any present and all future ground leases or underlying leases of the Building or of the real property upon which the Building is located and to and for all mortgages or deeds of trust which may now or hereafter affect such leases or the Building or the real property upon which the Building is located and to and for all renewals, modifications, consolidations, replacements, and extensions of any such leases,


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mortgages or deeds of trust. This clause shall be self-operative and no further instrument shall be necessary to effect such subordination; however, Lessee shall execute promptly and deliver to Lessor any such certificate or certificates in writing as Lessor may request evidencing the subordination of this Lease to or the assignment of this Lease as additional security for such ground lease, underlying lease, mortgage, or deed of trust, and Lessee hereby appoints Lessor as its attorney-in-fact coupled with an interest to execute any such certificate or assignment on Lessee's behalf in default of such execution by Lessee. If the building or the Land or a leasehold interest therein is sold pursuant to a private sale, a court order, any foreclosure proceeding, or pursuant to a power of sale contained in any mortgage or deed of trust, the purchaser at any time at any such sale will have the option upon sale of either
(i) terminating this Lease and all rights and obligations of Lessee hereunder or
(ii) affirming this Lease and assuming all rights and obligations of Lessor hereunder, and if such purchaser so affirms this Lease, Lessee will execute an Attornment Agreement with such purchaser not in conflict herewith at the request of such purchaser.

         19. CONDEMNATION. If the whole or any material part of the Building shall be taken by eminent domain or in any manner for a public use, the Lessor may at its option terminate this Lease and all Lessee's rights and obligations hereunder shall terminate. Lessee shall not be entitled to any part of any award or Payment which may be paid to Lessor or made for Lessor's benefit in connection with such public use and Lessee shall have no claim or rights against Lessor for the value of any unexpired term of this Lease. Lessee may, however, separately claim and receive from the condemning authority, if legally payable, compensation for Lessee's removal and relocation costs and for Lessee's loss of business and/or business interruption, provided that Lessee's claim for such award does not reduce the amount of Lessor's award. It is provided, however, that the widening of streets abutting the land in which the Building stands shall not affect this Lease, provided that no material part of the Building is so taken.

         20. QUIET ENJOYMENT AND TRANSFER. Lessor agrees that Lessee on paying the rent and performing all the terms and conditions of this Lease shall quietly have, hold, and enjoy the Premises for the term aforesaid. If Lessor obtains a tenant for the Building that requires the entire floor upon which the Premises are located, then Lessor will have the right, after giving Lessee 60 days written notice of its intention to do so, to transfer and remove Lessee and all property in the Premises from the Premises to another available space of substantially equal size and area in the Building. Lessor will insure that there is no interruption of Tenant's business during normal business hours (not including weekends) in connection with any such relocation and will bear the expense of any such removal and transfer as well as the expense of any renovations or alterations necessary to make the new space substantially conform in layout and appointment with the original Premises. If the area of any new space is different from the area of the Premises, then the Base Rent will be adjusted proportionately.

         21. REMEDIES UPON DEFAULT.

         A. The occurrence of one or more of the following events (herein called "Events of Default") shall constitute a default by the Lessee:

         (i) Failure to pay when due rent or any other sum due within ten (10) days of its due date under this Lease. If rent is late, Lessor must provide written notice to Lessee within ten (10) days of its due date under this lease that rent has not been received.

         (ii) Failure to perform any other provisions of this Lease if the failure to perform is not cured within ten (10) days after written notice thereof has been given to Lessee.

         B. Lessor shall have the following remedies upon the occurrence of any Event of Default. These remedies are not exclusive; they are cumulative in addition to any remedies now or later allowed by law.

         (i) Lessor shall have the right to continue this Lease in full force and effect, and the right to enter the Premises without notice to vacate (any right to which is hereby waived by Lessee) and terminate Lessee's possession and right to possession of the Premises and relet the same, changing any or all locks on the Premises all without being liable for forcible entry, trespass, or other tort. Lessee shall be liable immediately to Lessor for all costs Lessor shall incur in reletting the Premises and Lessee shall pay to Lessor all rent and other charges due under this Lease on the date that the same are due, less the rent Lessor receives from any reletting.

         (ii) Lessor shall have the right to terminate this Lease without notice to vacate (any right to which is hereby waived by Lessee) and Lessee's rights to possession of the Premises at any time, and re-enter the Premises. Lessor shall have the right to pursue its remedies at law or in equity to recover of Lessee all amounts of rent and other charges then due or thereafter accruing and such other damages as are caused by Lessee's default.

         (iii) No course of dealing between Lessor and Lessee or any delay on the part of Lessor in exercising any rights it may have under this Lease shall operate as a waiver of any of the rights of Lessor hereunder nor shall any waiver or a prior default operate as a waiver of any subsequent default or defaults and no express waiver shall affect any condition, covenant, rule, or regulation other than the one specified in such waiver and that one only for the time and in the manner specifically stated.

         22. NOTICES. Notices pursuant to the terms hereof will be in writing, delivered by hand or by certified mail, return receipt requested, postage prepaid and addressed: (a) if to Lessee, to Suite 100, at the Building, or to such other place as Lessee may from time to time designate in a notice to Lessor and (b) if to Lessor, to The Speizman LLC, II, Attn: Amy Mullen, P.O. Box 242108, Charlotte, NC 28224 or to such other place as Lessor may from time to time designate in a notice to Lessee.

         23. HEIRS AND ASSIGNS. The provisions of this Lease shall bind and inure to the benefit of Lessor and Lessee, and their respective successors, heirs, legal representatives and assigns; it is understood and agreed, however, that the term "Lessor," as used in this Lease, means only the owner or the lessee for the time being of the Building of which Premises are a part, so that in the event of any sale or sales (including, without limitation, any judicial sale, any sale in foreclosure and any sale pursuant to a power of sale contained in a mortgage or deed of trust affecting all or any part of the Building or the Land or a leasehold interest in the Land or the Building) of said property or of any lease thereof, the Lessor named herein upon execution of an attornment agreement by the purchaser or Lessee as the case may be, shall be and hereby is entirely freed and relieved of all covenants and obligations of Lessor hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser or the lessee, as the case may be, has assumed and agreed to carry out any and all covenants and obligations of Lessor hereunder during the period such party has possession of the Land and Building; provided that the release of the prior lessor from its obligations shall only occur upon written assumption of those obligations by purchaser or Lessee as the case may be in such attornment agreement. Lessor shall give Lessee written notice of any pending sale or ground lease of the Property. Lessee shall from time to time upon request of Lessor execute and deliver to Lessor a certificate or certificates stating that this Lease is unmodified and in full force and effect or in full force and effect as modified and stating modifications. Such certificate shall also state the amount of Base Rent then in effect, the dates to which rent has been paid in advance, the amount of any security deposit, and shall specify any default in Lessor's performance claimed by Lessee.

         24. INTEGRATION AND BINDING EFFECT. The entire agreement, intent and understanding between Lessor and Lessee is contained in the provisions of this Lease and any stipulations, representations, promises, or agreements, written or oral, made prior to or contemporaneously with this Lease shall have no legal or equitable effect or consequence unless reduced to writing herein. This Lease shall be governed by and construed pursuant to the laws of North Carolina.

         25. COMPLIANCE BY LESSEE WITH GOVERNMENTAL REGULATIONS. In the performance of any acts required of or permitted Lessee under any provision of this Lease, Lessee shall obey and comply with all lawful requirements, rules, regulations, and ordinances of all legally constituted authorities, existing at any time during the continuance of such performance in any way affecting the Premises or the use of the Premises by Lessee. Such compliance shall include compliance by Lessee with requirements of the Occupational Safety and Health Act, and all amendments thereto, as the same applies to the Lessee's use of the Premises.

         26. BUILDING SECURITY/KEYS. Lessee acknowledges that Lessor has delivered to it keys to Lessee's Premises. It is acknowledged and understood that Lessee shall be responsible for such keys and shall upon termination of this Lease or Lessee's right to possession of the Premises return all such keys to Lessor. Moreover, Lessee shall not permit any person other than itself and its authorized employees to have possession of any such keys and if any such keys are lost or stolen or otherwise misplaced, Lessee shall bear the expense of re-keying all locks to its Premises and the cost of such re-keying of locks shall be paid by Lessee as additional rent immediately upon demand by Lessor. Any default by Lessee in making such payment shall be an Event of Default under this Lease.

         27. AGENT'S LIABILITY AND COMMISSIONS. Lessee warrants and represents that it has not dealt with any Realtor(R), broker, agent in connection with this Lease; except Lessor's agent, Whiteside Hopper Properties, who shall be paid pursuant to a separate agreement with Lessor. Lessee shall indemnify and hold Lessor harmless from any cost, expense, or liability (including cost of suit and reasonable attorney's fees) for any compensation, commission, or charge claimed by any other Realtor(R), broker, or agent in connection with this Lease by reason of any act of Lessee.

         28. CONFIDENTIALITY. Lessee will not disclose any of the terms of this Lease to any third party without the consent of the Lessor, or pursuant to a valid court order.

         29. YEAR 2000. Lessor does not warrant that all Building systems are or will be year 2000 compliant. Lessor shall undertake to identify such systems as may not be year 2000 compliant and shall undertake to cause such compliance to occur. Lessee shall not be entitled to terminate this Lease on account of any breach of quiet enjoyment, right to possession or otherwise occasioned by a failure of the Building's systems as a result of not being year 2000 compliant; provided, however, that rental hereunder shall abate as to any period in excess of ten (10) business days after January 1, 2000 during which the Premises are not habitable for normal business purposes.

         30. ENVIRONMENTAL MATTERS.

         A. Compliance. During the term of this Lease, Lessee shall comply with all applicable Environmental Laws (as hereinafter defined) and shall not place or store, handle or dispose of any Hazardous Substances (as hereinafter defined) in, on or under the Premises except as permitted by applicable law and appropriate governmental authorities. If requested by Lessor, Lessee shall furnish Lessor with copies of all environmental permits, if any, required by governmental authorities with competent jurisdiction with respect to the Premises or Lessee's operations at the Premises. During the term of this Lease, Lessee shall promptly notify Lessee in the event of Lessee's discovery of, or Lessee's receipt of notice concerning, any Hazardous Substances which are located on or under or adjacent to, or are being or have been released from, the Premises.

         B. Indemnification. Lessee hereby indemnifies Lessor and holds Lessor harmless from and against all loss, liability, damage, expense, claim, cost, fine or penalty, including costs of investigation and remediation, suffered or incurred by Lessor as a result of (i) the violation by Lessee (or Lessee's subtenants or assignees, or the agents, contractors, customers or employees of same during the term of the Lease of any Environmental Law, (ii) any Hazardous Substances placed or disposed of on or under the Premises or any adjacent premises by Lessee, its agents, contractors, customers, employees (or Lessee's subtenants or assignees, or the agents, contractors, customers or employees of same) during the term of this Lease, or (iii) any exacerbation during the term of this Lease of any existing environmental condition by Lessee, its agents, contractors, customers, employees (or Lessee's subtenants or assignees, or the agents, contractors, customers or employees of same). The foregoing indemnities shall survive and remain in effect following the termination of this Lease. Lessor's remedies hereunder against Lessee are not exclusive of common law and statutory remedies otherwise available to Lessor, and shall not be affected in any way if the liability or claim for which indemnification is sought arises by reason of strict liability. Lessor acknowledges that an above-ground diesel storage tank exists and is operated by Lessee on the Premises.

         C. Definitions.

         (i) "Remediation," for purposes of this Lease, shall mean all direct and indirect costs (including costs by way of reimbursement of any regulatory agency) reasonably incurred in connection with or arising out of the investigation and remediation of any of the matters covered by the foregoing indemnities, including by way of illustration and without limitation, reasonable attorney's fees, investigation costs, penalties, fines and interest imposed by any regulatory authority, reasonable investigative fees and consulting fees, testing, costs of removal of contaminated materials, transportation of contaminated materials, and landfill or other off-site disposal costs, reasonable costs of replacement of contaminated materials removed, reasonable costs of restoring the Premises to substantially the condition existing as of the date hereof, reasonable costs of on-site treatment of contaminated soil and groundwater, and reasonable costs of digging wells and future monitoring.

         (ii) The term "Hazardous Substances" is defined for purposes of this Lease as that term is defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.) ("CERCLA"), and any implementing regulations, and, in addition as including any petroleum, crude oil or any fractions thereof or any other substance or material classified as toxic, hazardous or extremely hazardous under any applicable federal, state or local law, ordinance or requirement or any governmental authority with competent jurisdiction.

         (iii) The term "Environmental Laws" is defined for purposes of this Lease as meaning CERCLA, the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), and any other federal, state or local law, statute, ordinance, regulation or rule (A) concerning hazardous, toxic or dangerous wastes, substances or materials, or (B) pertaining to the protection of the environment.

         31. MISCELLANEOUS.

         A. Further Assurances. The parties agree that from time to time hereafter, upon request, each of them will execute, acknowledge and deliver such other instruments and documents and take such further action as may be reasonably necessary to carry out the intent of this agreement.

         B. Headings and Captions. Subject headings and captions are included for convenience purposes only and shall not affect the interpretation of this agreement.

         C. Severability. If any portion of this agreement is held invalid, illegal, or unenforceable, such determination shall not impair the enforceability of the remaining terms and provisions herein.

         D. Waiver. No waiver of a breach or violation of any term or provision of this agreement shall operate or be construed as a waiver of any subsequent breach or limit or restrict any right or remedy otherwise available.

         E. Rights and Remedies Cumulative. The rights and remedies expressed herein are cumulative and not exclusive of any rights and remedies otherwise available.

         F. Gender and Pronouns. Throughout this agreement, the masculine shall include the feminine and neuter and the singular shall include the plural and vice versa as the context requires.

         G. Counterparts. This agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         H. Authority. Each individual signing this agreement in a representative capacity acknowledges and represents that he/she is duly authorized to execute this agreement in such capacity in the name of, and on behalf of, the designated corporation or other entity.


                            (signatures on next page)

         I. Joint Preparation. This agreement shall be deemed to have been prepared jointly by the parties hereto, and any uncertainty or ambiguity existing herein shall not be interpreted against any party by reason of its drafting of this agreement, but shall be interpreted according to the application of the rules of interpretation for arm's length agreements.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Lease Agreement and have hereunto set their seals and/or adopted as their seal respectively the word "SEAL" appearing beside their execution below all as of the day and year first above written.

                                            LESSOR:

                                            THE SPEIZMAN LLC, II



                                            By: /s/ Robert S. Speizman
                                                -------------------------------
                                                    Robert S. Speizman, Manager



                                            LESSEE:




                                            By: /s/ C. Alexander Davis
                                                -------------------------------
                                                Its: President
Attest:


Douglas Horsley
---------------------------------
      Secretary

[Corporate Seal]

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

      This the 1st day of May, 2000, personally came before me Robert S. Speizman, who, being by me duly sworn, says that he is Manager of THE SPEIZMAN LLC, II, a North Carolina limited liability company, and acknowledged the due execution of the foregoing instrument on behalf of said limited liability company.

      Witness my hand and official seal, this the 1st day of May, 2000.


                                                 /s/ L. Gail Gormly
                                                -------------------------------
                                                     Notary Public

My Commission Expires:

11-11-2000

[NOTARY SEAL]


STATE OF GEORGIA

COUNTY OF GWINNETT

      I, a Notary Public of the County and State aforesaid, certify that C. Alexander Davis, personally came before me this day and acknowledged that he is the President of WINK DAVIS EQUIPMENT COMPANY, INC., and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name, sealed with its corporate seal and attested by its Corporate Secretary.

      Witness my hand and official seal, this the 3rd day of May, 2000.


                                                 /s/ Linda R. Kitchens
                                                -------------------------------
                                                     Notary Public

My Commission Expires:  4-1-04

[NOTARY SEAL]

                                    EXHIBIT A

                                 LEASED PREMISES

                                    EXHIBIT B

                         BUILDING RULES AND REGULATIONS

                                      -17-